UMOWA ZMIENIONA I POPRAWIONA 30.01.2018

zawarta w dniu .... w Zabierzowie pomiędzy:

FoodCare Sp. z o.o. z siedzibą w Zabierzowie,
ul. Spokojna 4, 32-080 Zabierzów, wpisaną do rejestru przedsiębiorców prowadzonego przez Sąd Rejonowy dla Krakowa-Śródmieścia w Krakowie, XII Wydział Gospodarczy Krajowego Rejestru Sądowego pod numerem KRS: 0000146008, NIP: 944-18-47-411, kapitał zakładowy: 50.849.460,00 PLN, reprezentowaną przez:

1) ANGELIKA MAJKA – Członek Zarządu,

2) Piotr Szablowski – Członek Zarządu,

zwaną dalej **DOSTAWCĄ**

a

Veroni Brands Corp.

650 Forest Edge Drive, Vernon Hills, IL60061

Reprezentowaną przez:

1) Igor Gabal

zwaną dalej **DYSTRYBUTOREM,**

zwanymi dalej łącznie **Stronami.**

Reprezentanci Stron oświadczają, że posiadają umocowanie do zawarcia niniejszej Umowy, jak również wszelkie wymagane prawem oraz wewnętrznymi regulacjami Stron zgody potrzebne na jej zawarcie.

§ 1 Przedmiot Umowy

1. DOSTAWCA oświadcza, że jest zainteresowany dystrybucją na wyłączność produktów marki FoodCare na rynku Stanów Zjednoczonych Ameryki (USA) i terytoriach USA (Puerto Rico, Wyspy Dziewicze USA), zwanymi dalej Rynkiem USA.
2. Na podstawie niniejszej Umowy DOSTAWCA zobowiązuje się do sprzedaży na rzecz DYSTRYBUTORA, a DYSTRYBUTOR zobowiązuje się do zakupu od DOSTAWCY w celu dalszej dystrybucji we własnym imieniu i na własny rachunek produktów marki FoodCare na Rynku USA.
3. DYSTRYBUTOR oświadcza, iż posiada odpowiednią wiedzę i możliwości organizacyjno – techniczne, aby zorganizować dystrybucję produktów marki FoodCare na Rynku USA.
4. DYSTRYBUTOR oświadcza, że posiada wszelkie wymagane prawem zgody i pozwolenia potrzebne dla realizacji celów niniejszej Umowy. Gdyby pojawiła się potrzeba posiadania jakichkolwiek dalszych zgód lub pozwoleń w przyszłości, DYSTRYBUTOR zobowiązuje się uzyskać je na własny koszt. Jeśli DYSTRYBUTOR straci zgodę lub zezwolenie na podejmowanie działań wymaganych dla realizacji tej Umowy albo jeśli wystąpi usterka techniczna uniemożliwiająca DYSTRYBUTOROWI uzyskanie wymaganych zgód i licencji; DYSTRYBUTOR będzie miał 30 dniowy termin naprawczy na uzyskanie zgód lub pozwoleń. Brak spełnienia tych wymogów może skutkować wypowiedzeniem Umowy przez DOSTAWCĘ.

CONTRACT Amended and Restated on January 30th, 2018

concluded on .... in Zabierzów, between:

FoodCare Sp. z o.o. with its seat in Zabierzów,
ul. Spokojna 4, 32-080 Zabierzów, entered into the registry of entrepreneurs kept by the Regional Court for Krakow-Srodmiescie in Krakow, 12th Commercial Division of National Court Register (KRS) under the National Court Register (KRS) number: 0000146008, Tax Identification Number (NIP): 944-18-47-411, share capital: 50.849.460,00 PLN, represented by:

1) ANGELIKA MAJKA – Member of Management Board,

2) Piotr Szablowski – Member of Management Board,

hereinafter referred to as the **SUPPLIER**

and

Veroni Brands Corp.

650 Forest Edge Drive, Vernon Hills, IL 60061

Represented by:

1) Igor Gabal

hereinafter referred to as the **DISTRIBUTOR,**

jointly hereinafter referred to as the **Parties.**

Parties' representatives declare that they are duly authorized to conclude this Agreement and that they have obtained all approvals required for its conclusion by the law or by-laws of the Parties'.

§ 1 Subject Matter of the Agreement

1. The SUPPLIER declares its interest in exclusive distribution of FoodCare products for the United States (U.S.) market and its U.S. territories (Puerto Rico and the U.S. Virgin Islands in the Caribbean), heretofore called the U.S. Market.
2. By virtue of this Agreement the SUPPLIER is obligated to supply FoodCare products to the DISTRIBUTOR, and the DISTRIBUTOR is obligated to purchase FoodCare products from the SUPPLIER for the purpose of further distributing them in its own name and on its own account in the U.S. Market.
3. DISTRIBUTOR declares that it has expertise along with organizational and technical abilities, that are required for arrangement of distribution of FoodCare products in the U.S. Market.
4. DISTRIBUTOR declares that it has all required permits and licenses required for the purposes of this Agreement. Should any further permits or licenses become required in the future, the DISTRIBUTOR is obligated to obtain them at its own cost. If the DISTRIBUTOR loses permit or license required for the performance of the Agreement or if there is a technical glitch preventing the DISTRIBUTOR from obtaining the required permits and licenses; DISTRIBUTOR will have a 30-Day Cure period in order to obtain permits or licenses. Failure to meet these requirements may result in the SUPPLIER terminating this Agreement.

5. DYSTRYBUTOR poinformuje DOSTAWCĘ o wszelkich niezbędnych dokumentach, którymi musi się legitymować wprowadzając produkty FoodCare na objęte Umową rynki oraz zmianach w tym zakresie w trakcie obowiązywania Umowy. DOSTAWCA zobowiązuje się niezwłocznie pozyskać wszystkie dokumenty, które winny być zgodnie z informacją od DYSTRYBUTORA przedstawione przed DOSTAWCĘ w związku z sprzedażą produktów FoodCare przez DYSTRYBUTORA, z zastrzeżeniem postanowienia ust. 4 powyżej.

6. Następujące **załączniki** stanowią integralną część niniejszej umowy:

- **Załącznik nr 1** zawierający warunki handlowe, który będzie podlegał aktualizacji po zakończeniu każdego okresu nim objętego z zastrzeżeniem możliwości dodatkowej modyfikacji na zasadach określonych w § 3 ust. 11 tej Umowy oraz **w Załączniku nr 2**,
- **Załącznik nr 2** dotyczący zmiany ceny oraz składników ceny,
- **Załącznik nr 3** dotyczący znaków towarowych, elementów reklamowych i wizerunku,
- **Załącznik nr 4** dotyczący zbycia znaków towarowych.

§ 2 Zakres kompetencji DYSTRYBUTORA

1. Na podstawie niniejszej Umowy DYSTRYBUTOR nie jest upoważniony do reprezentowania DOSTAWCY, zawierania w imieniu DOSTAWCY jakichkolwiek umów, ani składania lub przyjmowania w imieniu i na rzecz DOSTAWCY jakichkolwiek oświadczeń woli, chyba że zostanie mu udzielone pełnomocnictwo szczególne do dokonania w nim wskazanych czynności prawnych.

2. DYSTRYBUTOR będzie zawierać we własnym imieniu i na własny rachunek umowy z odbiorcami produktów marki FoodCare na Rynku USA. Żadna z takich umów nie spowoduje powstania zobowiązań finansowych po stronie DOSTAWCY, zarówno w czasie ich zawierania, jak i w trakcie ich wykonywania oraz po ich rozwiązaniu.

§ 3 Obowiązki DYSTRYBUTORA

1. DYSTRYBUTOR zobowiązuje się kupować od DOSTAWCY z przeznaczeniem na Rynek USA produkty marki FoodCare na zasadach opisanych w niniejszej Umowie. W wykonaniu tego obowiązku, DYSTRYBUTOR zobowiązuje się składać zamówienia na produkty marki FoodCare zgodnie z estymacjami i planami oraz bezzwłocznie nabyć je na własność, odebrać, a także zapłacić cenę.

2. DYSTRYBUTOR podejmie wszelkie starania w celu zawarcia we własnym imieniu i na własną rzecz umów o stałej współpracy handlowej z sieciami handlowymi działającymi na Rynku USA oraz z partnerami w kanale tradycyjnym na Rynku USA.

3. DYSTRYBUTOR w wykonaniu wyżej wymienionych obowiązków zobowiązuje się do lojalnego działania w najlepszym interesie DOSTAWCY i wykonywania swoich czynności na zasadzie starannego kupca, jak również do kreowania pozytywnego wizerunku DOSTAWCY u kontrahentów i konsumentów oraz promowania, reklamowania i rozwijania sprzedaży produktów DOSTAWCY. DYSTRYBUTOR zobowiązuje się aktywnie pozyskiwać klientów w celu odsprzedaży produktów marki FoodCare.

5. DISTRIBUTOR will inform the SUPPLIER about all required documents which it has to present when placing FoodCare products in the markets covered by the Agreement as well as about changes in that regard during the term of the Agreement. SUPPLIER is obligated to obtain without delay all documents, which should be in accordance with the information from the DISTRIBUTOR presented by the SUPPLIER in connection with sale of FoodCare products by the DISTRIBUTOR, with reservation of clause 4 above.

6. The following **attachments** are integral parts of this Agreement:

- **Attachment no 1** containing Trade Conditions which will be updated after each period covered therein, with reservation of possibility of additional modification under Section 3 Clause 11 of this Agreement and **Attachment no 2**,
- **Attachment no 2** concerning changes in prices and elements of the price,
- **Attachment no 3** concerning trademarks, advertising elements and images,
- **Attachment no 4** concerning sale of trademarks.

§ 2 Competencies of the DISTRIBUTOR

1. By virtue of this Agreement the DISTRIBUTOR is not entitled to represent the SUPPLIER, neither to enter into any agreements on behalf of the SUPPLIER, nor to submit or accept any declarations of will on behalf of or for the SUPPLIER, unless it is given special powers of attorney for certain legal acts indicated therein.

2. DISTRIBUTOR is obligated to conclude in its own name and on its own account contracts with the recipients of the FoodCare products in the U.S. Market. No such contract will result in any financial liability of the SUPPLIER, neither at the time of its conclusion nor in course of its performance or after its termination.

§ 3 Obligations of the DISTRIBUTOR

1. The DISTRIBUTOR is obligated to purchase from the SUPPLIER FoodCare products for the purpose of servicing the sales demand of the U.S. Market within the terms described in this Agreement. In execution of this duty, DISTRIBUTOR is obligated to place orders for FoodCare products in accordance with estimations and plans and to acquire ownership and receive these products without delay and also to pay the price.

2. DISTRIBUTOR shall undertake all efforts in order to conclude in its own name and on its own account permanent trade cooperation agreements with on and off-premise national chain retailers in the U.S. Market and with partners operating in the independent retail on and off-premise segments throughout the U.S. Market.

3. In execution of the above duties, DISTRIBUTOR is obligated to loyally act in the SUPPLIER's best interest and with the due diligence of a reliable merchant, as well as to create positive image of the SUPPLIER with contractors and consumers and to promote, advertise and develop sales of SUPPLIER's products. DISTRIBUTOR is obligated to actively acquire clients for the resale of FoodCare products.

4. Działalność reklamowa i promocyjna DYSTRYBUTORA powinna być zgodna z podstawowymi celami i ogólną strategią marketingową DOSTAWCY. W przypadku wątpliwości co do strategii marketingowej DOSTAWCY DYSTRYBUTOR zobowiązany jest zwrócić się z prośbą o wyjaśnienie, brak odpowiedzi DOSTAWCY w ciągu 7 kolejnych dni oznacza brak sprzeciwu wobec planowego działania DYSTRYBUTORA.

5. DYSTRYBUTOR prowadzi działalność dystrybucyjną na własny koszt i własne ryzyko, z zastrzeżeniem wsparcia na cele marketingowe, o którym mowa w punkcie następnym.

6. DYSTRYBUTOROWI przysługuje wsparcie na cele marketingowe związane ze wzmożeniem rozpoznania marki, sprzedaży z sieciami handlowymi na Rynku USA na zasadach opisanych **w załączniku nr 1 do Umowy**.

7. Wartości obrotów służące do wyliczeń wsparcia marketingowego wylicza się na podstawie cen EXW potwierdzonych przez DOSTAWCĘ (bez kosztów transportu i innych dodatkowych kosztów).

8. DYSTRYBUTOR obowiązany jest stosować się do wskazówek DOSTAWCY, co do sposobu wykonywania Umowy oraz umożliwić DOSTAWCY dostęp do swoich obiektów oraz udzielić wszelkich informacji i dokumentów w celu umożliwienia sprawdzenia, czy Umowa wykonywana jest w zalecony i uzgodniony sposób. DOSTAWCA nie jest obowiązany do nadzorowania i kontrolowania działalności DYSTRYBUTORA. DOSTAWCA przedstawi DYSTRYBUTOROWI opatrzoną datą kopię szczegółowych wskazówek DOSTAWCY. Wskazówki muszą odpowiadać amerykańskim regulacjom.

9. DYSTRYBUTOR obowiązany jest – w miarę możliwości z odpowiednim wyprzedzeniem – poinformować DOSTAWCĘ o spadku możliwości odbioru lub odsprzedaży produktów marki FoodCare, jeśli pojawi się taka sytuacja. Brak zrealizowania wolumenów określonych **w Załączniku nr 1** może skutkować utratą wyłączności na następny okres.

10. DYSTRYBUTOR nie może dokonać przeniesienia praw i obowiązków z niniejszej Umowy na rzecz podmiotów niepowiązanych bez uprzedniej pisemnej zgody DOSTAWCY. Przez „podmioty niepowiązane" Strony rozumieją podmioty nie będące jednostkami zależnymi lub jednostkami powiązanymi DYSTRYBUTORA.

11. DYSTRYBUTOR wyraża zgodę na weryfikacje aktualnych wyników sprzedażowych w roku kalendarzowym, oraz stworzenie rocznego biznes planu dotyczącego sprzedaży, dystrybucji i inwestycji marketingowych na wszystkie produkty FoodCare sprzedawane na rynku USA. Spotkanie w celu sporządzenia planu powinno nastąpić 2 miesiące przed zakończeniem roku kalendarzowego. Umożliwi to sporządzenie adekwatnych strategii sprzedażowych i marketingowych w kanałach sieci dystrybucyjnych.

§ 4 Obowiązki DOSTAWCY

1. DOSTAWCA zobowiązuje się udzielić niezbędnej pomocy DYSTRYBUTOROWI przy wykonywaniu niniejszej Umowy w szczególności poprzez udostępnianie na odrębnie uzgodnionych zasadach materiałów reklamowych i promocyjnych niezbędnych do jej realizacji, jak również respektować pierwszeństwo DYSTRYBUTORA w zakresie dystrybucji produktów marki FoodCare, objętych niniejszą Umową, we wszystkich kanałach sprzedaży na Rynku USA w okresie obowiązywania Umowy.

4. Marketing and promotional activities of the DISTRIBUTOR should conform with fundamental objectives and general marketing strategy of the SUPPLIER. In case of doubts as to SUPPLIER's marketing strategy the DISTRIBUTOR is obligated to inquire with the SUPPLIER, lack of response within 7 consecutive days is equal to lack of objections to the planned activity of the DISTRIBUTOR.

5. DISTRIBUTOR is conducting distribution at its own cost and risk, notwithstanding financial support for marketing purposes described in the clause that follows.

6. DISTRIBUTOR is entitled to support for the marketing purposes connected with increase in the recognition of the brand, sales with chain retailers on the U.S. Market under conditions stipulated in **attachment no. 1 to this Agreement.**

7. Value of turnover for the purpose of calculations of the marketing support is calculated on the basis of SUPPLIER warehouse (EXW) prices confirmed by the SUPPLIER (excluding transportation cost or any other additional costs).

8. DISTRIBUTOR is obligated to adhere to SUPPLIER's guidelines as to manner of performance of the Agreement and to allow SUPPLIER access to its facilities and to provide all information and documentation for the purpose of assessing, whether the Agreement is performed in the recommended and agreed way. SUPPLIER is not obligated to supervise and control activities of the DISTRIBUTOR. The SUPPLIER will provide DISTRIBUTOR a dated copy of the SUPPLIER'S specified guidelines. Guidelines must conform to U.S. regulations.

9. DISTRIBUTOR is obligated – when possible in adequate advance – to inform SUPPLIER about the decrease in capability to receive or resell FoodCare products, if such situation arises. Failure to meet the volumes set out in the **Attachment no. 1** may result in the loss of exclusivity for the next period.

10. DISTRIBUTOR cannot transfer rights or duties arising out of this Agreement to unrelated parties without prior written consent of the SUPPLIER. By "unrelated parties", the Parties understand entities that are not subsidiaries or affiliates of the DISTRIBUTOR.

11. DISTRIBUTOR agrees to review current calendar year actual sales and to develop an annual business plan to include sales, distribution and marketing investment for all FoodCare products sold in the U.S. market. Annual planning meeting between the Parties should take place at least 2 months before the end of the calendar year. This will allow adequate time to develop effective sales and marketing strategies for the channels of distributions network.

§ 4 Obligations of the SUPPLIER

1. The SUPPLIER is obligated to provide assistance to the DISTRIBUTOR in the performance of this Agreement, in particular, by providing the DISTRIBUTOR, under conditions separately agreed upon, with marketing and promotional materials necessary for its performance, as well as to respect DISTRIBUTOR's precedence with respect to distribution of FoodCare products covered by this Agreement, in all distribution channels within U.S. Market during the term of this Agreement.

2. DOSTAWCA gwarantuje możliwość sprzedaży produktów marki FoodCare, objętych niniejszą Umową, DYSTRYBUTOROWI na terytorium USA na zasadzie wyłączności zgodnie **z warunkami określonymi w załączniku nr 1 do Umowy.**

3. DOSTAWCA obowiązany jest – w miarę możliwości z odpowiednim wyprzedzeniem – poinformować DYSTRYBUTORA o spadku możliwości dostawy lub sprzedaży produktów marki FoodCare, jeśli spadek ten ma charakter istotny. Spadek dostaw zostanie odjęty od rocznego wolumenu sprzedaży lub celów sprzedażowych DYSTRYBUTORA przewidzianych w Umowie. Dla usunięcia wątpliwości Strony postanawiają, że art. 610 k.c. nie ma zastosowania. Za niewykonanie ustalonego w **załączniku nr 1** wolumenu zamówień, DOSTAWCA zapłaci DYSTRYBUTOROWI karę umowną w wysokości 1% wartości niezrealizowanych dostaw, obliczonej na podstawie cen przyjętych przez Strony w **załączniku nr 1**. DYSTRYBUTOR może domagać się zapłaty kary umownej w okresie 30 dni od daty zakończenia danego okresu, którego dotyczy wolumen, po upływie których uprawnienie to wygasa. Nie dotyczy to wypadku wystąpienia siły wyższej lub sytuacji objętej klauzulą trudności.

4. DOSTAWCA jest uprawniony do przeniesienia praw i obowiązków z Umowy na podmioty ze sobą powiązane oraz spółki zależne, na co DYSTRYBUTOR niniejszym wyraża zgodę.

5. [Klauzula trudności] DOSTAWCA i DYSTRYBUTOR są uprawnieni do żądania renegocjacji Umowy na wypadek gdyby na skutek istotnej zmiany okoliczności, której nie można było przewidzieć przy zawarciu Umowy, jej wykonanie stanie się niewspółmierne kosztowne lub trudne albo związane z ryzykami, których DOSTAWCA lub DYSTRYBUTOR nie przyjmował. Jeśli druga Strona odmówi renegocjowania Umowy albo Strony nie dojadą do porozumienia co do zmian, Strony mogą ustalić wspólnie termin zgodnego rozwiązania Umowy albo ulega ona rozwiązaniu z upływem 180-dni od dnia w którym druga Strona otrzyma żądanie renegocjacji.

6. [Siła wyższa] DOSTAWCA i DYSTRBUTOR są uprawnieni do żądania renegocjacji Umowy w przypadku wystąpienia nieprzewidywalnych zdarzeń, które uniemożliwiają którejkolwiek ze Stron wykonanie Umowy. Jeśli druga Strona odmówi renegocjowania Umowy albo Strony nie dojadą do porozumienia co do zmian, Strony mogą ustalić wspólnie termin zgodnego rozwiązania Umowy albo ulega ona rozwiązaniu z upływem 180-dni od dnia w którym druga Strona otrzymała żądanie renegocjacji.

§ 5 Ceny, warunki płatności, dostawy, reklamacje, realizacja zamówień

1. Aktualne ceny sprzedaży produktów marki FoodCare, obowiązujące pomiędzy Stronami, wyrażone w USD zawiera **załącznik nr 1 do Umowy.**

2. Zapłata za produkty następuje w formie przelewu bankowego na rachunek DOSTAWCY na warunkach ustalonych **w załączniku nr 1 do Umowy.**

3. Za dzień zapłaty uznaje się datę wpływu środków na rachunek DOSTAWCY prowadzony w dolarach amerykańskich:

Alior Bank Spółka Akcyjna

ul. Łopuszańska 38D,

02-232 Warszawa

PL78 2490 0005 0000 4600 1103 7428

2. The SUPPLIER guarantees to the DISTRIBUTOR exclusivity for selling of FoodCare products covered by this Agreement in the U.S. Market as stated and under conditions stipulated **in attachment no. 1 to herein Agreement.**

3. SUPPLIER is obligated – when possible in adequate advance – to inform DISTRIBUTOR about the decrease in capability to manufacture or sell FoodCare products, if such decrease is material. The decrease in supply will be deducted from the DISTRIBUTOR'S annual volume or sales goals per this Agreement. For avoidance of doubts, Parties declare that article 610 of Civil Code does not apply. For non-compliance with the supply volumes set out in the **Attachment no. 1**, the SUPPLIER will pay to the DISTRIBUTOR a contractual penalty in the amount corresponding to 1% of value of non-delivered products, calculated on the basis of prices agreed by the Parties in the **Attachment no. 1**. DISTRIBUTOR may claim the contractual penalty within 30 days as of conclusion of the period to which the volume refers, after which his right expires. This provision does not apply to the event of force majeure or in a case covered by the hardship clause.

4. SUPPLIER is entitled to transfer rights and duties arising out of the Agreement on its affiliates and subsidiaries, to which DISTRIBUTOR herby agrees.

5. [Hardship clause] SUPPLIER and DISTRIBUTOR are entitled to request renegotiation of the Agreement in case as a result of a material change in circumstances, which could not have been foreseen at the time of conclusion of the Agreement, its performance becomes disproportionately costly or difficult or connected with risks that SUPPLIER or DISTRIBUTOR did not assume. If the other Party refuses to renegotiate the Agreement or Parties do not consent to changes, Parties may jointly settle an amicable date of termination of Agreement or the Agreement becomes terminated within 180 days as of the day on which the other Party received the request for renegotiation.

6. [Force Majeure clause] SUPPLIER and DISTRIBUTOR are entitled to request renegotiation of the Agreement in case of unforeseeable circumstances that prevent either Party from fulfilling this Agreement. If the other Party refuses to renegotiate the Agreement or Parties do not consent to changes, Parties may jointly settle an amicable date of termination of Agreement or the Agreement becomes terminated within 180 days as of the day on which the other Party received the request for renegotiation.

§ 5 Prices, Payments Provisions, System of Deliveries, Complaints, Completion of Purchase Orders

1. Current prices in USD of FoodCare products, in force between the Parties, are stipulated in the **attachment no. 1 to this Agreement.**

2. The payment for the products shall be done by bank transfer to SUPPLIER's bank account on conditions agreed in **attachment no. 1 to the Agreement.**

3. The day of the inflow of the money into the SUPPLIER's bank USD account is considered to be the payment date:

Alior Bank Spółka Akcyjna

ul. Łopuszańska 38D,

02-232 Warszawa

PL78 2490 0005 0000 4600 1103 7428

SWIFT: ALBPPLPW

Strony przyjmują za datę płatności dzień uznania konta bankowego DOSTAWCY.

4. W przypadku zalegania przez **DYSTRYBUTORA** z płatnościami, DOSTAWCA jest uprawniony do ograniczenia lub wstrzymania dostaw.

5. Zmiana estymacji sprzedaży lub planu zakupów jest możliwa wyłącznie za pisemną zgodą DOSTAWCY.

6. Przejście własności produktów oraz ryzyka z nimi związanego następuje z dniem wydania z magazynu DOSTAWCY na podstawie dokumentu WZ (Wydanie Zewnętrzne).

7. Niezwłocznie po dokonaniu odprawy celnej DYSTRYBUTOR przekaże DOSTAWCY dokumentację potwierdzającą wywóz towaru poza obszar UE (dokument IE 599). Brak przekazania dokumentacji w terminie 7 dni stanowi podstawę do obciążenia DYSTRYBUTORA zgodnie z obowiązującymi stawkami oraz powoduje natychmiastowe uruchomienie 7 dniowego terminu naprawczego, w którym DYSTRYBUTOR ma przedstawić wymaganą dokumentację pod rygorem wypowiedzeniem Umowy.

8. Na potrzeby realizacji niniejszej Umowy oraz realizacji zamówień Strony podają następujące dane kontaktowe:

Dane DYSTRYBUTORA: **w załączniku nr 1 do Umowy.**

Dane DOSTAWCY: Fax +48 12 285 25 06,
E-mail: export@foodcare.pl
Order email: order_export@foodcare.pl

9. Strony postanawiają iż obowiązującą formą składania zamówień jest e-mail lub fax.

10. DYSTRYBUTOR zobowiązuje się do odbioru towaru na warunkach EXW (INCOTERMS 2010). DYSTRYBUTOR jest zobowiązany do pokrycia wszystkich kosztów związanych z transportem.

11. Jednorazowe zamówienie od DYSTRYBUTORA na asortyment DOSTAWCY nie może być niższe niż ustalone **w załączniku nr 1 o Umowy.**

12. Dostawy produktów będą następowały na paletach ustalonych **w załączniku nr 1 do Umowy.**

13. DOSTAWCA potwierdza przyjęcie zamówienia DYSTRYBUTORA faxem lub drogą elektroniczną w terminie 3 dni roboczych od dnia otrzymania zamówienia. Termin realizacji zamówienia wynosi przynajmniej 14 dni od daty potwierdzenia zamówienia przez DOSTAWCĘ, ale nie więcej niż 21 dni.

14. DOSTAWCA oświadcza, że jakość dostarczanych produktów powinna odpowiadać polskiej i amerykańskiej normie, standardom i regulacjom. DYSTRYBUTOR akceptuje przyjęcie tylko tych produktów, które posiadają minimum 24 miesiące terminu przydatności do spożycia ustalone **w załączniku nr 1 do Umowy.**

15. Reklamacja ilościowa oraz dokumentacja winna być wysłana faxem oraz e-mailem do DOSTAWCY nie później niż w ciąg 10 dni roboczych od daty dostarczenia produktów do magazynu DYSTRYBUTORA. DOSTAWCA jest zobowiązany rozpatrzyć reklamację nie później niż w ciągu 30 dni roboczych od daty jej

SWIFT: ALBPPLPW

Parties agree that the date of payment is the day on which the money is credited to the account of the SUPPLIER.

4. In case of delay in payments by the DISTRIBUTOR, SUPPLIER is entitled to limit or withhold supplies.

5. Change of estimation of the sale or sales plan is possible only after written consent of the SUPPLIER.

6. Transfer of ownership of products and risk associated therewith takes effect on day when it is handed over from SUPPLIER'S warehouse on a basis of a delivery note (WZ).

7. Immediately after customs clearance, DISTRIBUTOR shall provide to the SUPPLIER documentation confirming export of goods outside the EU (document IE 599). Failure to provide documentation within 7 days is the basis to charge DISTRIBUTOR, in accordance with the current rates and the immediate activation of a 7 Day Cure period in which the DISTRIBUTOR shall provide the required documentation or face termination of this Agreement.

8. For performance of this Agreement and realization of orders, the Parties provide the following contact information:

DISTRIBUTOR contact data: stated in **attachment no. 1 to the Agreement.**

SUPPLIER: Fax +48 12 285 25 06,
E-mail: export@foodcare.pl
Order email: order_export@foodcare.pl

9. The Parties decide that e-mail or fax shall be the effective forms of placing orders.

10. The DISTRIBUTOR shall be obligated to receive products on conditions of EXW (INCOTERMS 2010). The DISTRIBUTOR shall be obligated to pay any cost related to transportation.

11. Single order placed by the DISTRIBUTOR from SUPPLIER's assortment cannot be lower than agreed **in the attachment no. 1 to Agreement.**

12. The products shall be delivered on pallets agreed in **attachment no. 1 to Agreement.**

13. The SUPPLIER will confirm acceptance of the order placed by the DISTRIBUTOR by fax or email confirmation within 3 working days from the day such order is received. The order shall be completed within at least 14 days from the day of acceptance of order by the SUPPLIER, but not more than within 21 days.

14. SUPPLIER declares that the quality of the delivered products complies with Polish and U.S. norm, standards and regulations. The DISTRIBUTOR accepts only those products with at least 24 months of remaining shelf life as agreed in **attachment no. 1 to Agreement.**

15. Quantity claim(s) and documentation shall be faxed and emailed to SUPPLIER no later than 10 working days from the date of the delivery of products to DISTRIBUTOR's warehouse. SUPPLIER is obligated to examine the claim within 30 working days from the day of its receipt. The

otrzymania. Rozstrzygnięcie reklamacji przez DOSTAWCĘ na podstawie faktów ustalonych odnośnie reklamacji, jest ostateczne i wiążące dla Stron.

16. Przewoźnik wskazany przez DYSTRYBUTORA ma obowiązek uczestniczyć w załadunku oraz potwierdzić załadunek palet z towarem z nieuszkodzonymi kartonami widocznymi po obrysie palety. W przypadku jednorazowego zamówienia którego ilość przekracza 11 palet w kontenerze 20" lub 23 palety w kontenerze 40" i wymaga specjalnego podwyższonego załadunku, DOSTAWCA nie bierze odpowiedzialności za mogące powstać w związku z powyższym uszkodzenia.

17. Reklamacja jakościowa winna być wysłana faxem oraz e-mailem nie później niż 10 dni roboczych od daty dostawy do DYSTRYBUTORA. DOSTAWCA jest zobowiązany rozpatrzyć reklamację nie później niż w ciągu 30 dni roboczych od daty jej otrzymania. Rozstrzygnięcie reklamacji przez DOSTAWCĘ jest ostateczne i wiążące dla Stron.

18. W przypadku stwierdzenia wad ukrytych, wymagany jest protokół reklamacyjny z pełnymi danymi identyfikacyjnymi produktu (tj. data ważności, numer partii produkcyjnej, dokument dostawy).

19. Strony wyłączają odpowiedzialność z tytułu rękojmi za wady prawne, które ujawniły się po wyprodukowaniu danej partii produktów FoodCare. Strony wyłączają również odpowiedzialność z tytułu rękojmi za wady prawne, w zakresie w jakim DOSTAWCA kwestionuje roszczenia osób trzecich.

20. Strony ponoszą odpowiedzialność z tytułu niewykonania lub nienależytego wykonania Umowy tylko w granicach winy umyślnej. Nie dotyczy to naruszeń **Załącznika** nr 3 oraz § 6 tej Umowy.

21. W dniu zawarcia umowy DYSTRYBUTOR doręczy DOSTAWCY oryginał dokumentu **„certyfikat rezydencji podatkowej"** wydany przez właściwy organ administracji podatkowej. W przypadku niedoręczenia w/w dokumentu kwota należna do zapłaty zostanie pomniejszona przez DOSTAWCĘ o należny podatek.

§ 6 Klauzula poufności

1. DYSTRYBUTOR i DOSTAWCA zobowiązani są wzajemnie do zachowania, w czasie trwania Umowy oraz po jej rozwiązaniu lub wygaśnięciu, w ścisłej tajemnicy wszelkich informacji technicznych, technologicznych, handlowych, marketingowych i organizacyjnych, nie ujawnionych do publicznej wiadomości (tajemnice przedsiębiorstwa). Jakiekolwiek przekazywanie, ujawnianie, wykorzystywanie, zbywanie albo oferowanie zbycia tajemnicy przedsiębiorstwa jest dopuszczalne tylko za uprzednim pisemnym obopólnym zezwoleniem stron niniejszej Umowy.

2. Strony zobowiązują się zachować w tajemnicy treść niniejszej Umowy.

3. W przypadku naruszenia postanowień § 6 ust. 1 lub § 6 ust. 2. Strony mają możliwości dochodzenia odszkodowania na zasadach ogólnych.

4. Strony zobowiązują się zapewnić wykonanie powyższych obowiązków przez swoich przedstawicieli i pracowników oraz podmioty współpracujące. Obowiązki powyższe nie dotyczą udostępnienia informacji doradcom prawnym i audytorom oraz odpowiednim władzom państwowym w realizacji obowiązków wynikających z przepisów prawa i jedynie w zakresie niezbędnym do realizacji tych obowiązków.

decision made by the SUPPLIER based on the facts collected around the claim, is definitive and binding upon the Parties.

16. The carrier indicated by the DISTRIBUTOR is obligated to participate in the loading and to confirm the loading of pallets with goods from the undamaged cartons visible on the contour of the pallet. In the case of a single order where the amount exceeds 11 pallets in 20" container or 23 pallets in 40" container and requires special high-loading, SUPPLIER is not responsible for any damage that may arise in connection with the above.

17. Quality claim(s) shall be faxed and emailed no later than 10 working days from the date of the delivery to the DISTRIBUTOR. SUPPLIER is obligated to examine the claim within 30 working days from the day of its receipt. The decision made by the SUPPLIER is definitive and binding upon the Parties.

18. In case of hidden defects, a complaint protocol with complete product identification data (i.e. best-before date, lot number and delivery record sheet) is required by the SUPPLIER.

19. Parties exclude liability for warranty for legal defects which appeared after manufacturing of a given part of FoodCare products. Parties exclude also liability for warranty for legal defects as far as SUPPLIER is contesting claims of third parties.

20. Parties are liable for non-performance or improper performance of the Agreement only to the extent of willful misconduct. This provision does not concern violation of **Attachment no 3** and section 6.

21. On the day of conclusion of this Agreement, the DISTRIBUTOR shall deliver to the SUPPLIER the original of the **"tax residence certificate"** issue by the competent tax authority. In the event of failing to deliver the above-mentioned document, the due amount shall be decreased by SUPPLIER by the due tax.

§ 6 Confidentiality clause

1. During the terms of this Agreement and after its termination or expiration, both DISTRIBUTOR and SUPPLIER shall keep in strict confidence all technical, technological, commercial, marketing and organizational information undisclosed to the public (company secrets). Any transfer, disclosure, use, sale or sale offer of the company trade secrets may be considered acceptable only by mutual prior written consent of the Parties of this Agreement.

2. The Parties shall keep in confidence the content of this Agreement.

3. In the event of breach of section 6 clause 1 or section 6 clause 2 the Parties may claim for damages on general terms.

4. Parties are obligated to ensure compliance with the above duties by their representatives and employees and cooperating entities. The above duties do not refer to disclosure of information to legal advisors and auditors along with state authorities in realization of obligations resulting from the provisions of law and only to extent necessary to satisfy those obligations.

I.C.

§ 7 Obowiązywanie Umowy	§ 7 Duration of the Agreement
1. Niniejsza Umowa zawarta została na czas określony 10 lat podczas którego to okresu DYSTRYBUTOR posiadać będzie wyłączność na produkty FoodCare na rynku USA i obowiązuje od momentu podpisania jej przez obie Strony.	1. The term of this Agreement will be for a period of 10 years, during which the DISTRIBUTOR will have exclusivity of the agreed upon FoodCare products for the U.S. market and is in force from the moment of signing by both Parties.
2. Niniejsza Umowa może zostać rozwiązana za porozumieniem Stron.	2. This Agreement may be terminated on basis of mutual settlement.
3. Każdej ze Stron przysługuje prawo do wypowiedzenia niniejszej Umowy na piśmie bez konieczności uzasadnienia po uprzednim pisemnym zawiadomieniu i po tym jak strony w rozsądnym terminie podejmą starania w celu wyeliminowania nieprawidłowości lub kwestii szkodliwych dla dalszego prowadzenia biznesu. W przypadku braku osiągnięcia porozumienia w terminie 30 dni, każda ze Stron będzie miała uprawnienie do rozwiązania Umowy bez konieczności podawania przyczyny z zachowaniem 180-dniowego terminu wypowiedzenia. W takim przypadku Dystrybutorowi nie będzie przysługiwać wyłączność o której mowa w niniejszej Umowie.	3. This Agreement may be terminated as arranged by either Party in writing without justification after prior written notification and after a reasonable period of time passes in which the Parties make a concerted effort to cure any deficiencies or business issues that are considered detrimental to the business. If an issue is not amicably resolved with 30 days of such incident, either Party has cause to terminate the Agreement without giving its reasons, by providing 180 days of notice. In such case the Distributor shall lose exclusivity rights granted hereto.
4. Każdej ze Stron przysługuje prawo wypowiedzenia Umowy ze skutkiem natychmiastowym w przypadku niewykonywania jej przez drugą Stronę mimo pisemnego wezwania do wykonania Umowy.	4. Each party is entitled to terminate this Agreement with immediate effect if the other party is in breach and upon written notice to perform the Agreement the other party remains in defect.
5. Po rozwiązaniu Umowy, DYSTRYBUTOROWI nie przysługują żadne świadczenia z tytułu pozyskania nabywców produktów FoodCare oraz ich promocji.	5. After termination of the Agreement, DISTRIBUTOR is not entitled to any consideration for the acquisition of customers for FoodCare products and their promotion.
§ 8 Postanowienia końcowe	§ 8 Final Provisions
1. Strony zobowiązują się do wzajemnego informowania się o wszelkich czynnościach i przeszkodach mających wpływ na realizację Umowy. Wszelkie oświadczenia składane drugiej Stronie w związku z wykonaniem Umowy lub jej rozwiązaniem wymagają formy pisemnej pod rygorem nieważności.	1. The Parties shall inform about any actions and obstacles having direct impact on completion of their contractual obligations. Any declarations on completion or termination of this contract to the other Party shall be in a written format - otherwise it will be considered null and void; therefore, not binding.
2. Podejmowanie czynności i zaciąganie przez DYSTRYBUTORA zobowiązań w zakresie działań promocyjnych w sieciach detalicznych nie wymaga każdorazowej pisemnej zgody DOSTAWCY.	2. Taking obligations and undertaking of marketing activities targeting on and off-premise retailers does not require each time prior written consent of the SUPPLIER.
3. Prawem właściwym dla niniejszej Umowy jest prawo polskie. Dotyczy to wszelkich kwestii z nią związanych, w tym jej interpretacji, wykonania i naruszenia, jak również innych stosunków prawnych między Stronami związanych z tą Umową, w tym odpowiedzialności deliktowej. Strony wyłączają stosowanie Konwencji Wiedeńskiej o umowach międzynarodowej sprzedaży towarów, sporządzonej w Wiedniu dnia 11 kwietnia 1980 r.	3. The governing law for this Agreement shall be the Polish Law. This applies to all matters connected with the Agreement, including its interpretation, performance and breach, as well as other legal relations between the Parties connected with the Agreement, including tort liability. Parties exclude the application of the United Nations Convention on Contracts for the International Sale of Goods of 11th April 1980.
4. Wszelkie zmiany do niniejszej Umowy wymagają formy pisemnej pod rygorem nieważności.	4. Any changes to this Agreement shall be made in written format otherwise it will be considered null and void and therefore not binding to either Party.
5. Wszelkie sprawy sporne powstałe na tle Umowy, w tym jej wykonania i interpretacji, nie wyłączywszy odpowiedzialności deliktowej między Stronami, rozstrzygane będą wyłącznie przez sąd powszechny wg właściwości siedziby DOSTAWCY. Strony wyłączają właściwość sądów innych krajów, w tym właściwość personalną, rzeczową i terytorialną sądów stanowych i federalnych w Stanach Zjednoczonych.	5. Any disputes between the Parties which may arise out of the Agreement, including its performance and interpretation, not excluding tort liability between the Parties, shall be exclusively submitted to the court of general jurisdiction locally competent for the seat of the SUPPLIER. Parties exclude jurisdiction of courts of other countries, including personal, subject-matter and territorial jurisdiction of state and federal courts in the US.
6. Umowa sporządzona została w dwóch jednobrzmiących egzemplarzach w języku polskim i angielskim. W razie rozbieżności pomiędzy wersjami językowymi decydująca jest wersja umowy w języku polskim.	6. This Agreement has been concluded in two language versions: Polish and English language versions. In the event of any discrepancy the Polish language version shall be binding.

DOSTAWCA / podpis i pieczęć	SUPPLIER / signature and STAMP
.... Piotr Szablowski Członek Zarządu	.... Piotr Szablowski Członek Zarządu
....	....
DYSTRYBUTOR / podpis i pieczęć	DISTRIBUTOR / signature and STAMP
.... PRESIDENT	.... PRESIDENT
.... veroni VERONI BRANDS CORP. 650 Forest Edge Drive Vernon Hills, IL 60061 USA	.... veroni VERONI BRANDS CORP. 650 Forest Edge Drive Vernon Hills, IL 60061 USA